Exhibit 99.1

Acasti Pharma Schedules Conference Call for August 4th at 1:00 PM ET
to Discuss Planned Acquisition of Grace Therapeutics

All shareholders are strongly encouraged to vote in advance of the August 26, 2021, annual and special meeting of shareholders

LAVAL, Québec, July 23, 2021 (GLOBE NEWSWIRE) -- Acasti Pharma Inc. (“Acasti” or the “Company”) (Nasdaq: ACST and TSX-V: ACST) announces it will host a business update conference call on Wednesday, August 4th at 1:00 PM ET to discuss the planned acquisition of Grace Therapeutics, Inc. (“Grace”), a privately held emerging biopharmaceutical company focused on developing innovative drug delivery technologies for the treatment of rare and orphan diseases.

Acasti plans to provide additional context on the proposed Grace acquisition and its benefits, including Grace’s:

•	diversified drug pipeline with multiple, high quality clinical assets;
•	significant addressable market opportunities;
•	three clinical stage assets with a potentially shorter timeline to key milestones;
•	efficient and lower-cost clinical and regulatory pathway;
•	and a strong and growing intellectual property portfolio.

Additionally, management plans to discuss how this acquisition represents a unique opportunity for Acasti and its shareholders to build a new, late-stage specialty pharma company focused on rare diseases, by combining Acasti’s extensive drug development, manufacturing, commercialization capabilities and strong balance sheet with Grace’s drug delivery technologies and deep product pipeline. Following the merger, Acasti expects to have more than $60 million in cash, which should provide at least two years of operating runway and enable the Company to deliver meaningful catalysts including the completion of development and NDA filing for GTX-104, Grace’s lead clinical asset, as well as advance other drug candidates in the Grace pipeline to key, value-enhancing milestones.

Acasti strongly encourages all investors to vote in advance of the August 26, 2021 annual and special meeting of shareholders, in order to ensure the quorum requirements are met to approve the transaction. In order for shares to be voted at the annual and special meeting, a proxy must be received (whether delivered by mail, telephone or internet) by no later than 5:00 p.m. Eastern Time on August 24, 2021 by Acasti’s registrar and transfer agent, Computershare Investor Services Inc., Attention: Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, telephone number: 1-866-732-VOTE (8683), website: www.investorvote.com.

If investors have any questions regarding the proposals or how to vote, please contact investor relations at proxy@acastipharma.com.

Conference Call Instructions

The conference call will be available via telephone by dialing toll free 844-369-8770 for U.S. callers or +1 862-298-0840 for international callers. The conference call will also be webcasted and is available at https://www.webcaster4.com/Webcast/Page/2210/42244, or on the Company’s News and Investors section of the website: https://www.acastipharma.com/investors/.

A webcast replay will be available on the Company’s News and Investors section of the website (https://www.acastipharma.com/investors/) through Thursday, November 04, 2021. A telephone replay of the call will be available approximately one hour following the call, through Wednesday, August 11, 2021, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID: 42244.

Nasdaq Update

Acasti presented a detailed plan of compliance for the NASDAQ Hearings Panel’s consideration on June 17, 2021, which included Acasti’s commitment to implement a share consolidation, if needed, to evidence compliance with NASDAQ’s listing rules. On July 12, 2021, the NASDAQ Hearings Panel issued its decision, which extended the time for Acasti to regain compliance with Listing Rule 5550(a), subject to the following: 1) on or before August 26, 2021, Acasti will hold a shareholders meeting to obtain approval for a share consolidation at a ratio that will allow for long term compliance with Listing Rule 5550(a); and 2) on or before September 10, 2021, Acasti will have regained compliance with Listing Rule 5550(a). The approval by NASDAQ of (i) the continued listing of Acasti’s common shares on NASDAQ following the effective time of the merger and (ii) the listing of the Acasti common shares being issued to Grace stockholders in connection with the merger on NASDAQ at or prior to the effective time are conditions to the closing of the merger.

About Acasti

Acasti is a biopharmaceutical innovator that has historically focused on the research, development and commercialization of prescription drugs using OM3 fatty acids delivered both as free fatty acids and bound-to-phospholipid esters, derived from krill oil. OM3 fatty acids have extensive clinical evidence of safety and efficacy in lowering triglycerides in patients with hypertriglyceridemia, or HTG. CaPre, an OM3 phospholipid therapeutic, was being developed for patients with severe HTG.

Additional Information and Where to Find It

In connection with the merger, Acasti filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 on June 30, 2021 (as amended on July 13, 2021) that includes the preliminary prospectus/proxy statement relating to the merger. On July 15, 2021, the registration statement was declared effective by the SEC and Acasti filed the final prospectus/proxy statement in connection with the merger with the SEC, which contains important information about the merger and related matters. The prospectus/proxy statement will be mailed to Acasti shareholders and is accessible on Acasti’s EDGAR and SEDAR profiles. INVESTORS AND SECURITY HOLDERS OF ACASTI ARE URGED TO CAREFULLY READ THE ENTIRE PROSPECTUS/PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DOCUMENTS)  BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE MERGER BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER.

Acasti shareholders can obtain a free copy of the prospectus/proxy statement, as well as other relevant filings containing information about Acasti and the merger, including materials incorporated by reference into the prospectus/proxy statement, without charge at the SEC’s website (www.sec.gov) or from Acasti by contacting Acasti’s Secretary at 3009 boul. de la Concorde East, Suite 102 Laval, Québec, Canada H7E 2B5, telephone: (450) 686-4555.

No Offer or Solicitation

This document is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Participants in the Solicitation

Acasti and Grace and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of Acasti proxies in respect of the merger. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Acasti shareholders in connection with the merger is set forth in the prospectus/proxy statement. Copies of the prospectus/proxy statement may be obtained free of charge from the SEC or Acasti, as described in the preceding paragraph.

Cautionary Statement Regarding Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and may be forward-looking information as defined under applicable Canadian securities legislation (collectively, “forward-looking statements”). These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Acasti, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “estimate,” “plan,” “believe,” “anticipate,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance.

Forward-looking statements contained in this document may include, without limitation, statements regarding the proposed merger between Acasti and Grace; the timing and financial and strategic benefits thereof; the expected impact of the transaction on the cash balance of Acasti following the merger; Acasti’s future strategy, plans and expectations after the merger; and the anticipated timing of clinical trials and approvals for, and the commercial potential of, Acasti’s products and pipeline product candidates and those of its subsidiaries (including Grace, if the merger is completed). Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including the failure to receive, on a timely basis or otherwise, the required approvals by Acasti shareholders or Grace stockholders, as applicable, in connection with the merger; the risk that a condition to closing of the merger may not be satisfied; the possibility that the anticipated benefits of the proposed merger may not be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of the businesses of Acasti and Grace will be greater than expected; the ability of the companies following the merger to commercialize drug candidates in line with the companies’ expectations; the ability to retain and hire key personnel and maintain relationships with customers, key opinion leaders, suppliers or other business partners; the impact of legislative, regulatory, competitive and technological changes; and other risk factors relating to the companies’ businesses and the biopharmaceutical industry, as detailed from time to time in Acasti’s reports filed with the SEC and the Canadian Securities Administrators, which you are encouraged to review. Investors should not place undue reliance on forward-looking statements.

For a discussion of the factors that may cause Acasti’s, Grace’s or the combined company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements, and for a discussion of risks associated with the ability of Acasti and Grace to complete the merger and the effect of the merger on the business of Acasti, Grace and the combined company, see the section titled “Risk Factors” in the prospectus / proxy statement.

The forward-looking statements reflect management’s current knowledge, assumptions, beliefs, estimates and expectations and express management’s current view of future performance, results and trends. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, the results of Acasti, Grace or the combined company could differ materially from the forward-looking statements. All forward-looking statements in this document are current only as of the date on which the statements were made, or in the case of a document incorporated by reference, as of the date of that document. Except as required by applicable law, neither Acasti nor Grace undertakes any obligation to update publicly any forward-looking statements for any reason after the date of this document or to conform these statements to actual results or to changes in expectations.

Neither NASDAQ, the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Acasti Contact:

Jan D’Alvise

Chief Executive Officer

Tel: 450-686-4555

Email: info@acastipharma.com www.acastipharma.com

Investor Contact:

Crescendo Communications, LLC

Tel: 212-671-1020

Email: ACST@crescendo-ir.com

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